September 23, 1994




Securities & Exchange Commission
One Judiciary Plaza
450 Fifth Street, NW
Washington, D.C. 20549


Re:  Millipore Corporation 1985 Combined Stock Option Plan
     Registration Statement Numbers 33-11790 and 33-37319

Gentlemen:

     Pursuant to Rule 428 of Regulation C under the Securities Act of 1933, the Registrant hereby files its registration statement on Form S-8 relating to the increase of shares available for grant of options by 1,000,000 shares under the Millipore Corporation 1985 Combined Stock Option Plan (the "Plan").

     At the Annual Shareholders Meeting of Millipore Corporation held on April 21, 1994, the shareholders approved the adoption of the amendment to the Plan authorizing the increase of the number of shares available for the grant of options by 1,000,000 shares.

     The filing fee required under Rule 457(h)(1) was wire transferred to the Mellon Bank in Pittsburgh, Pa. on September 22, 1994.


Sincerely,

MILLIPORE CORPORATION

/s/ Patricia A. Powers
Patricia A. Powers
Staff Attorney

                                                             Registration No.


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933

                         Millipore Corporation
             (Exact name of registrant as specified in charter)

     Massachusetts                                04-2170233
(State or other jurisdiction of            (IRS Employer Identification
 incorporation or organization)                       Number)

          80 Ashby Road, Bedford, Massachusetts            01730
       (Address of Principal Executive Offices)          (Zip Code)

                            MILLIPORE CORPORATION
                       1985 Combined Stock Option Plan
                          (Full title of the plans)


                           Geoffrey Nunes, Esquire
                            Millipore Corporation
                                80 Ashby Road
                        Bedford, Massachusetts  01730
                               (617) 275-9200
          (Name, address and telephone number of agent for service)

                       CALCULATION OF REGISTRATION FEE


 Title Of                  Proposed      Proposed
Securities  Amount To Be   Maximum       Maximum            Amount
  To Be      Registered    Offering     Aggregate        Registration
Registered                Price Per      Offering            Fee
                            Share         Price

Common        1,000,000
Stock          Shares       $34.875    $34,875,000.00*     $12,026.00
$1.00 Par
Value

* Pursuant to Rule 457(h)(l), the maximum aggregate offering price and the computation of the registration fee has been calculated upon the basis of the price at which the options may be exercised.

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to 1,000,000 additional shares of Common Stock of the Registrant to be issued pursuant to the 1985 Combined Stock Option Plan. The Registrant hereby incorporates by reference the earlier registration statements filed under SEC file no. 0-1052 and bearing the Registration Statement Numbers 33-11790 and 33-37319.

                                   September 12, 1994



Securities and Exchange Commission
500 North Capitol Street, NW
Washington, DC 20549

Dear Sirs:

     In connection with the proposed offer and sale of 1,000,000 shares of Common Stock $1.00 par value per share (the "Stock") of Millipore Corporation (the "Company") as set forth in the attached Registration Statement on Form S-8, I have examined the Restated Articles of Organization and By-Laws of the Company, all as amended to date, such records of its corporate proceedings as I deemed material, such records of its corporation proceedings as I deemed material, the Registration Statement and such other certificates, records and documents as I deemed necessary for purposed of this opinion. Based on the foregoing, I am of the opinion that:

     1. The Company is a duly organized and existing corporation under the laws of the Commonwealth of Massachusetts.

     2. The 1,000,000 shares covered by the Registration Statement which are reserved for issue to employees of the Company pursuant to the exercise of options granted under the Millipore Corporation 1985 Combined Stock Option Plan, have been duly authorized and will be, when issued, sold and delivered in the manner described in the Registration Statement validly issued, fully paid and non-assessable.

     I am an officer and stockholder of the Company.

                                   Very truly yours,

                                   /s/ Geoffrey Nunes

                                   Geoffrey Nunes
                                   Senior Vice President and
                                   General Counsel

                          CONSENT OF LEGAL COUNSEL

     I hereby consent to the inclusion in the Registration Statement of Millipore Corporation on Form S-8 of my opinion dated September 12, 1994, as to the due authorization and validity of the shares to which this Registration Statement relates.

     I also consent to the reference to me under the caption LEGAL OPINIONS in the Prospectus relating to such Registration Statement.




                              /s/ Geoffrey Nunes
                              Geoffrey Nunes, Esquire
                              Senior Vice President and
                              General Counsel
                              Millipore Corporation




Bedford, Massachusetts
September 12, 1994

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 24, 1994, except as to information presented in Note F, for which the date is March 31, 1994, on our audits of the consolidated financial statements and financial statement schedules of Millipore Corporation as of December 31, 1993 and 1992, and for the years in the three year period ended December 31, 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our Firm under the Caption "Experts".




                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
September 16, 1994

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Massachusetts on September 12, 1994.

                            MILLIPORE CORPORATION

                    By   /s/ Geoffrey Nunes
                         Geoffrey Nunes
                         Sr. Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/ John A. Gilmartin     Director, Chairman, President      Sept. 12, 1994
    John A. Gilmartin        and Chief Executive Officer
                            (Principal Executive Officer)

/s/ Michael P. Carroll    Vice President and Chief           Sept. 12, 1994
    Michael P. Carroll       Financial Officer (Principal
                             Financial an Accounting Officer)

                                  DIRECTORS


/s/ Charles D. Baker                        /s/ Steven Muller
    Charles D. Baker                            Steven Muller

September 15, 1994                           September 15, 1994

                                            /s/ Thomas O. Pyle
    Samuel C. Butler                            Thomas O. Pyle

September 15, 1994                           September 15, 1994

/s/ Mark Hoffman                             /s/ John F. Reno
    Mark Hoffman                                 John F. Reno

September 15, 1994                           September 15, 1994

/s/ Gerald D. Laubach                         /s/ James L. Vincent
    Gerald D. Laubach                            James L. Vincent

September 15, 1994                           September 15, 1994

               *By  /s/ Geoffrey Nunes
                    Geoffrey Nunes, Attorney in Fact

                              INDEX TO EXHIBITS


The following Exhibits are filed as a part of this Registration Statement:

                                                  Found at
     Exhibit No.         Description              Page No.

         25    Manually Signed Powers of Attorney    6

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Millipore Corporation (the "Corporation") do hereby constitute and appoint John A. Gilmartin and Geoffrey Nunes, and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation a Registration Statement on Form S-8 under the Securities Act of 1933 relating to shares to be issued pursuant to the Corporation's 1985 Combined Stock Option Plan (the "Plan"), the said shares to be issued to eligible employees of the Corporation and its subsidiaries pursuant to the Plan; including without limitation, power and authority to sign the names of each of such Directors and Officers on his behalf, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.


SIGNATURE                     TITLE                    DATE



                              Chairman, President     Sept. __, 1994
John A. Gilmartin                  Chief Executive Officer
                                   and Director



/s/ Charles D. Baker               Director            Sept. 15, 1994
Charles D. Baker



                                   Director            Sept. __, 1994
Samuel C. Butler



/s/Mark Hoffman                    Director            Sept. 15, 1994
Mark Hoffman



/s/ Gerald D. Laubach              Director            Sept. 15, 1994
Gerald D. Laubach



/s/ Steven Muller                  Director            Sept. 15, 1994
Steven Muller




/s/ Thomas O. Pyle                 Director            Sept. 15. 1994
Thomas O. Pyle



/s/ John F. Reno                   Director            Sept. 15, 1994
John F. Reno




/s/ James L. Vincent               Director            Sept. 15, 1994
James L. Vincent